UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

January 10, 2006

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 24(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 24(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02 – Results of Operations and Financial Condition

On January 11, 2006, Dale B. Wolf, Chief Executive Officer and Director of Coventry Health Care, Inc. (the “Company”), will be presenting at the 24th Annual JPMorgan Healthcare Conference (“the Conference”) in San Francisco, California.

As discussed in greater detail below, in connection with our presentation, the Company will reaffirm its publicly disclosed financial expectations for the quarter ended December 31, 2005 and full fiscal year 2005 and will disclose that it has Health Plan membership as of December 31, 2005 in excess of 2,539,000.

SECTION 7 – REGULATION FD

ITEM 7.01 – Regulation FD Disclosure

The Company’s presentation at the Conference is scheduled to begin at 1:30 p.m. EST (10:30 a.m. PST) on Wednesday, January 11, 2006. The public may access a live webcast of the presentation on the Corporate Home Page of the Company’s website at www.cvty.com. A replay of the presentation will be available at the same website following the presentation until Wednesday, January 18, 2006. The slide portion of the presentation will be available on the Company’s website beginning January 10, 2006.

Beginning on January 10, 2006, Mr. Wolf will be meeting with investors and analysts. Those discussions will focus on the Company's strategy, tactics and future outlook, and will include a reaffirmation of the Company's publicly disclosed financial expectations for 2005 and 2006. Additionally, the Company has Health Plan membership as of December 31, 2005 in excess of 2,539,000 and Medicare Part D stand-alone enrolled membership as of January 2006 in excess of 440,000.

Any statements made or issued that are not historical facts are forward-looking and should be considered in connection with certain cautionary statements contained in our Annual Report on Form 10-K for the year ended December 31, 2004. Such statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and identify important risk factors that could cause our actual results to differ materially from those expressed in any projected, estimated or forward-looking statements relating to the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ Shawn M. Guertin
Shawn M. Guertin
Executive Vice President, Chief Financial Officer and Treasurer

Dated: January 10, 2006